UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2009

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IMPERIAL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware

(State or other jurisdiction of incorporation)

1-7190	65-0854631
(Commission File No.)	(IRS Employer Identification No.)

3790 Park Central Blvd. North

Pompano Beach, Florida 33064

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 917-4114

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c) )

Item 1.01.

Entry into a Material Definitive Agreement.

On May 29, 2009, Imperial Industries, Inc. (as guarantor) and its principal subsidiaries Premix-Marbletite Manufacturing Co., DFH, Inc., and Just-Rite Supply, Inc., together with Imperial Industries, Inc. (collectively the “Company”), and Wachovia Bank, N.A., executed an Eleventh Amendment (the “Amendment”), to the Company’s Consolidating, Amended and Restated Financing Agreement dated as of January 28, 2000 (the “Line of Credit”).

The Amendment modified the Line of Credit as follows:

•

The maturity date of the Line of Credit was extended from June 1, 2009 to June 10, 2009.

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The maximum credit available on the Line of Credit, based in eligible accounts receivable and inventory, was reduced from $9,000,000 to $3,500,000;

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The margin applicable to the interest rate under the Line of Credit was increased to, at the Company’s option, either at prime rate plus 3%, or Libor plus 4% (with the Libor base rate to be no less than 1.5%); and

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The amount of eligible accounts receivable and inventory available for borrowing was reduced by (a) generally limiting accounts receivable not collected within 90 days to not be eligible for borrowing purposes, rather than 120 days, and (b) lowering the available borrowing rate against eligible inventory from 40% to 30%.

As of May 29, 2009, the Company had borrowed approximately $2,275,000 under its Line of Credit. Available borrowings under the Line of Credit at May 29, 2009 was $816,000, prior to an excess availability covenant of $600,000, which was formerly $900,000 prior to the Amendment.

Item 9.01.

Financial Statements and Exhibits.

(c)

Exhibits

Exhibit Number	Description
10.1	A copy of the Eleventh Amendment dated May 29, 2009 is attached hereto and is incorporated by reference
99.1	A copy of the Company’s press release dated June 2, 2009 is furnished as Exhibit 99.1 hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imperial Industries, Inc.

By:	/s/ HOWARD L. EHLER, JR.
Howard L. Ehler, Jr.
Principal Executive Officer/
Chief Operating Officer

Dated:  June 2, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	A copy of the Eleventh Amendment to the Company’s Line of Credit with Wachovia Bank, N.A. dated May 29, 2009
99.1	A copy of the Company’s press release dated June 2, 2009

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